Exhibit 10.1

THIRD AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This Agreement (the “Third Amendment”) is entered into between Flow International Corporation (the “Company”) and the undersigned as of December 31, 2005. It further amends the Registration Rights Agreement (the “Agreement”) made and entered into as of February 21, 2005, by and among the Company and the investors signatory thereto (each an “Investor” and collectively, the “Investors”) as amended as of September 13, 2005 (“First Amendment”) and October 12, 2005 (“Second Amendment”). Capitalized terms not specifically defined herein shall have the same meaning as in the Agreement. For good and adequate consideration, receipt of which is hereby acknowledged, the undersigned agree(s) as follows

1.	The undersigned is an “Investor.” The Investor continues to hold the Registrable Securities acquired pursuant to the Purchase Agreement.

2.	The First Amendment amended the term “Effectiveness Date” as used in the Agreement by substituting “210th” for “180th” and the Second Amendment amended the term “Effectiveness Date” by substituting “285th” for “210th.” Pursuant to Section 6(f) of the Agreement, the Agreement as amended by the First Amendment and the Second Amendment is further amended to read as follows:

“Effectiveness Date” means (a) with respect to the initial Registration Statement required to be filed under Section 2(a), the earlier of: (a)(i) the 316th calendar day following the Closing Date, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments, and (b) with respect to any additional Registration Statements that may be required pursuant to Section 2(b), the earlier of (i) the 316th calendar day following (x) if such Registration Statement is required because the Commission shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, the date or time on which the Commission shall indicate as being the first date or time that such Registrable Securities may then be included in a Registration Statement, or (y) if such Registration Statement is required for a reason other than as described in (x) above, the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement(s) is required, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that such additional Registration Statement will not be reviewed or is no longer subject to further review and comments.

3.	Except as expressly provided for in this Third Amendment, the Agreement as amended by the First Amendment and Second Amendment will remain unchanged and in full force and effect. The term “Agreement”, as used in the Agreement and all other instruments and agreements executed thereunder, shall for all purposes refer to the Agreement as amended by the First Amendment, the Second Amendment and this Third Amendment.

4.	This form of the Third Amendment is one of several identical forms of the Third Amendment, the others to be executed by other Investors. This Third Amendment and the other identical forms of Third Amendment shall become effective when executed forms of Third Amendments given by Holders of no less than a majority in interest of the outstanding Registrable Securities shall be delivered to the Company.

Flow International Corporation:

Its

	Name of Investor	Number of Registrable Securities Held (Equal to number of shares and warrants purchased under Purchase Agreement)

By:

Its